Exhibit 10.1

AMENDMENT #1 TO

AGREEMENT AMONG THE ATTORNEY GENERAL OF THE STATE OF NEW YORK, THE SUPERINTENDENT OF INSURANCE OF THE STATE OF NEW YORK, THE ATTORNEY GENERAL OF THE STATE OF CONNECTICUT, THE ILLINOIS ATTORNEY GENERAL, THE DIRECTOR OF THE DIVISION OF INSURANCE, ILLINOIS DEPARTMENT OF FINANCIAL AND PROFESSIONAL REGULATION, AND AON CORPORATION AND ITS SUBSIDIARIES AND AFFILIATES (COLLECTIVELY “AON”) DATED MARCH 4, 2005 (hereinafter, the “Settlement Agreement”)

WHEREAS, the parties have agreed to amend the Settlement Agreement to clarify its application to certain Aon businesses and practices;

NOW THEREFORE, the parties agree that the Settlement Agreement shall be clarified and amended as follows:

1.             The Settlement Agreement is not applicable to Swett & Crawford (“Swett”), Aon’s wholesale brokerage subsidiary, so long as Aon sells Swett by the end of September 2005. If Swett remains an Aon subsidiary on October 1, 2005, the provisions of the Settlement Agreement shall apply to Swett as of that date.

2.             Neither paragraph 10 nor any provision of the Settlement Agreement shall prevent Aon from continuing to accept tariffed commissions that decline with volume (even though such commissions are in a sense “contingent” on volume).

3.             Neither paragraph 2 nor any provision of the Settlement Agreement shall require Aon to provide notice of contingent revenue earned or an offer of compensation to Affinity program customers who purchased coverage under the BerkeleyCare or Life Agents E&O programs.

4.             Paragraph 8 is amended by inserting in clause (b) the word “U.S.” after the word “the” and before the word “client” such that it now reads, in relevant part, “(b) the U.S. client consents in writing...”

5.             Paragraph 21 of the Settlement Agreement is amended and restated in its entirety to read as follows:

L. Limitation on Extraterritorial Effect

The provisions of paragraphs 7 through 9 and 11 through 17 shall apply to all Aon entities that are domiciled in the United States. In addition, with respect to those Aon entities not domiciled in the United States, said provisions shall apply only to (a) all insurance policy placement, renewal, consultation, or servicing performed for any client domiciled in the United States, and (b) all insurance policy placement, renewal, consultation, or servicing associated with covering property or operations situated in the United States, irrespective of client domicile. Paragraph 10 shall apply to all Aon entities worldwide

WHEREFORE, the following signatures are affixed hereto on this 20th day of July, 2005.

ELIOT SPITZER		HOWARD MILLS

/s/	/s/ Howard Mills
Attorney General of the		Superintendent of Insurance
State of New York		New York State Insurance Department
120 Broadway, 25th Floor		25 Beaver Street
New York, NY 10271		New York, NY 10004

RICHARD BLUMENTHAL	PEOPLE OF THE STATE OF ILLINOIS

/s/ Richard Blumenthal	/s/ Lisa Madigan
Attorney General of the	by:	Lisa Madigan
State of Connecticut		Attorney General of the
55 Elm Street		State of Illinois
Hartford, CT 06171-0120

DEPARTMENT OF FINANCIAL AND PROFESSIONAL REGULATION OF THE STATE OF ILLLINOIS;
FERNANDO E. GRILLO, SECRETARY

DIVISION OF INSURANCE	AON CORPORATION

/s/ Michael T. McRaith	/s/ D. Cameron Findlay
Michael T. McRaith	by:	D. Cameron Findlay
Director		Executive Vice President and
General Counsel